EXHIBIT 10.2

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT
             HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                              AMENDED AND RESTATED
                              RESTRICTED STOCK AND
                           PERFORMANCE SHARE AGREEMENT
                                    UNDER THE
                       1995 INCENTIVE COMPENSATION PROGRAM



      THIS Amended and Restated Agreement is made as of February 24, 1998, by and between Century Telephone Enterprises, Inc. ("Century") and ____________ ("Award Recipient").

      WHEREAS, Century maintains the 1995 Century Telephone Enterprises, Inc. Incentive Compensation Plan, as amended (the "Plan"), under which the Incentive Awards Subcommittee of the Compensation Committee of the Board of Directors of Century (the "Committee") granted the Award Recipient restricted shares (the "Restricted Stock") of Century's common stock, $1.00 par value per share (the "Common Stock"), and awards in the form of performance shares (the "Performance Shares") and an agreement (the "Agreement") with respect to such grant was entered into effective February 24, 1997;

      WHEREAS, the Committee wishes to amend the Agreement to provide that Century's performance for purposes of determining whether the Restricted Stock and the Performance Shares have vested or been earned will be measured against companies that are more comparable to Century than are those now included in the Value Line Telecommunications/Other Majors Index.

      NOW, THEREFORE, in consideration of the premises, it is agreed that the Agreement shall be amended and restated in its entirety to read as follows:


                                       1.

                                 AWARD OF SHARES

      1.1 Under the terms of the Plan, the Committee hereby awards to the Award Recipient, Time-vested shares of Restricted Stock that vest on January 1, 2002, if, subject to Section 4 hereof, the Award Recipient remains employed by Century on that date (the "Time-Vested Restricted Stock").

      1.2 Under the terms of the Plan, the Committee also awards to the Award Recipient, Performance-based shares of Restricted Stock (the "Performance-Based Restricted Stock") and Performance Shares that vest if, subject to Section 4 hereof, the Award Recipient remains employed by Century through January 1, 2002, and the performance goals described in Section 3 hereof are achieved.

      1.3 All awards hereunder are subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement. The date of grant of the Restricted Stock and Performance Shares is February 24, 1997.

                                       2.

                              AWARD RESTRICTIONS ON
                                RESTRICTED STOCK

      2.1 The Restricted Period is a period that begins on the date hereof and ends at such time after December 31, 2001 as the Committee has been able to determine if and to what extent the applicable conditions and performance goals provided herein have been met.

      2.2 In addition to the conditions and restrictions provided in the Plan, during the Restricted Period, the shares of Restricted Stock and the right to vote the Restricted Stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered. During the Restricted Period, except as otherwise provided in this Section 2, the Award Recipient shall be entitled to all rights of a shareholder of Century, including the right to vote the shares and receive dividends and/or other distributions declared on the Restricted Stock.

                                       3.

                   PERFORMANCE CRITERIA FOR PERFORMANCE-BASED
                     RESTRICTED STOCK AND PERFORMANCE SHARES

      3.1 The restrictions on shares of Performance-Based Restricted Stock will lapse and the Performance Shares will be earned depending upon Century's total shareholder return as compared to the total shareholder return of other comparable companies, as follows:

            a. At the end of the year 2001, the total shareholder return (determined by calculating the increase in stock price plus reinvestment of dividends) for the five-year period of 1997 through 2001 (the "Performance Period") will be calculated for each of the companies (the "Peer Companies") included in the performance graph (the "Graph") that appears in the Company's proxy statement issued in connection with the first annual meeting following the end of the Performance Period.

            b. Each Peer Company will be ranked based upon total shareholder return as reflected in the Graph for the Performance Period.

            c. The average shareholder return of the Peer Companies that make up the top one-third, middle one-third and bottom one-third of the companies included in the Graph will be calculated.

            d. If Century's total shareholder return for the Performance Period is less than the average total shareholder return of the bottom one-third of the Peer Companies none of the shares of Performance-Based Restricted Stock will vest and no Performance Shares will be earned.

            e. If Century's total shareholder return for the Performance Period equals or exceeds the average total shareholder return of the companies in the bottom one-third of the Peer Companies, then the portion of the Performance-Based Restricted Stock that vests (not more than the number of shares granted) will be equal to

                                   (A / B) x C

      with A equal to the difference between the Century total shareholder return and the bottom one-third average return and B equal to the difference between the middle one-third average and the bottom one-third average and C equal to the number of shares of Performance-Based Restricted Stock granted.

            f. In addition to the Performance-Based Restricted Stock that will vest under the terms described in 3.1.e. above, if Century's total shareholder return for the Performance Period is greater than the average shareholder return of the middle one-third of the Peer Companies, the Award Recipient will earn Performance Shares. The portion of the Performance Shares that are earned (not more than the number granted) will be equal to
                                   (D / E) x F

      with D equal to the difference between the Century total shareholder return and the middle one-third average return and E equal to the difference between the top one-third average and the middle one-third average and F equal to the number of Performance Shares granted.

            g. If earned, the Performance Shares will be paid in shares of Common Stock.

      3.3 Although permitted by the terms of the Plan, the Committee may not waive any of the performance requirements described in this Section 3 or accelerate the termination of the Restricted Period with respect to the Performance-Based Restricted Stock and Performance Shares. All shares of Restricted Stock will vest, and all Performance Shares will be earned, however, in the event of a Corporate Change of the Company, as provided in Section 10.11 of the Plan.

      3.4 Prior to the lapse of restrictions on shares of Performance-Based Restricted Stock or the issuance of shares of Common Stock in payment of Performance Shares, the Committee must certify in writing (including through the adoption of resolutions set forth in duly recorded minutes) that all applicable performance goals and conditions have been met.

      3.5 Any shares of Restricted Stock with respect to which restrictions do not lapse and any Performance Shares that are not earned shall be forfeited upon termination of the Restricted Period.

                                       4.

                            TERMINATION OF EMPLOYMENT

      4.1 If an Award Recipient's employment terminates as the result of death, disability within the meaning of Section 22(e)(3) of the Internal Revenue Code ("Disability"), or retirement on or after reaching age 55 ("Retirement") during the Performance Period, all shares of Time-Vested Restricted Stock shall immediately vest and all restrictions thereon shall lapse. Termination of employment for any other reason during the Performance Period, except termination in connection with a Corporate Charge, results in forfeiture of all Time-Vested Restricted Stock.

      4.2 If an Award Recipient's employment terminates during the first year of the Performance Period for any reason, all shares of Performance-Based Restricted Stock shall be immediately forfeited and no Performance Shares shall be earned.

      4.3 If an Award Recipient's employment terminates as a result of death, Disability or Retirement following the first year of the Performance Period, the Award Recipient shall receive the pro rata portion of the Performance-Based Restricted Stock and Performance Shares based upon the number of full years of the Performance Period that has elapsed prior to termination of employment and Century's total shareholder return for such years as compared to the Peer Companies included in the Graph in the following year. Other shares of Performance-Based Restricted Stock and Performance Shares shall be forfeited.

                                       5.

                               STOCK CERTIFICATES

      5.1 The stock certificates evidencing the Restricted Stock shall be retained by Century until the termination of the Restricted Period and the lapse of restrictions under the terms hereof. Century shall place a legend on the stock certificates restricting the transferability of the shares of Restricted Stock.

      5.2 Upon the lapse of restrictions on shares of Restricted Stock and when Performance Shares are earned, Century shall cause a stock certificate without a restrictive legend to be issued with respect to the vested Restricted Stock and the earned Performance Shares in the name of the Award Recipient or his or her nominee within 30 days after the end of the Restricted Period. Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares represented by such certificate, subject to applicable securities laws.

                                      6.

                                   DIVIDENDS

      Any dividends paid on shares of Restricted Stock shall be paid to the Award Recipient currently. No dividends or dividend equivalents will be paid with respect to the Performance Shares prior to the issuance of Common Stock in payment thereof.

                                      7.

                               WITHHOLDING TAXES

      At the time that all or any portion of the Restricted Stock vests or the Performance Shares are earned, the Award Recipient must deliver to Century the amount of income tax withholding required by law.

                                      8.

                             ADDITIONAL CONDITIONS

      Anything in this Agreement to the contrary notwithstanding, if at any time Century further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issued or issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant hereto, or the removal or any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Century.

                                      9.

                      NO CONTRACT OF EMPLOYMENT INTENDED

      Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of Century, or to interfere in any way with the right of Century to terminate the Award Recipient's employment relationship with Century at any time.

                                      10.

                                BINDING EFFECT

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      11.

                            INCONSISTENT PROVISIONS

      The shares of Restricted Stock and Performance Shares granted hereby are subject to the provisions of the Plan. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.

      IN WITNESS WHEREOF the parties hereto have caused this Amended and Restated Agreement to be executed on the day and year first above written.

                                    CENTURY TELEPHONE ENTERPRISES, INC.



                                    By:_______________________________
                                       Glen F. Post, III, President and
                                        Chief Executive Officer



                                       _______________________________
                                              Award Recipient